Exhibit 23.2

                              TAUBER & BALSER,P.C.
                          Certified Public Accountants
                            3340 Peachtree Road, N.E.
                                    Suite 250
                                Atlanta, GA 30326

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in the amended Registration Statement on Form S-B2 of our report dated February 12, 1999, relating to the financial statements of Log On America, Inc. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.

/s/ Tauber & Balser, P.C.
--------------------------------
Tauber & Balser, P.C.
Atlanta, Georgia
March 10,1999